--------------------------------------------------------------------------------


      As filed with the Securities and Exchange Commission on June 5, 2002
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                            PENN-AMERICA GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                                   ----------

               Pennsylvania                      23-2180139
        ------------------------ ---------------------------------------
        (State of Incorporation) (I.R.S. Employer Identification Number)
                                   ----------
                                420 S. York Road
                                Hatboro, PA 19040
                    (Address of Principal Executive Offices)
                                   ----------
                            Penn-America Group, Inc.
                            2002 Stock Incentive Plan
                            (Full Title of the Plan)
                                   ----------
                      Garland P. Pezzuolo, Vice President,
                          Secretary and General Counsel
                            Penn-America Group, Inc.
                                420 S. York Road
                          Hatboro, Pennsylvania, 19040
                                 (215) 443-3649
                     (Name and Address of Agent for Service)

                                 (215) 443-3649
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

                                               (Facing sheet continued)

                                           CALCULATION OF REGISTRATION FEE

  Title of Securities to be Registered      Amount to be     Proposed Maximum     Proposed Maximum      Amount of
                                             Registered     Offering Price Per       Aggregate       Registration Fee
                                                                   Share           Offering Price
========================================== ================ ==================== =================== =================
Common Stock, $.01 par value, to be          1,050,000           $9.58(2)            $10,059,000         $925.43
issued under the 2002 Stock Incentive        shares
Plan (1)


(1) Represents shares of Common Stock which have become available for issuance under the Registrant's 2002 Stock Incentive Plan (f/k/a the Registrant's 1993 Stock Incentive Plan) as a result of an amendment approved by the Registrant's Board of Directors and Stockholders in 2000 and a second amendment approved by the Registrant's Board of Directors, which will be ratified by its stockholders at the Registrant's 2003 Annual Meeting. Such amendments have increased the number of shares authorized for issuance thereunder by an aggregate of 1,050,000 shares. A total of 447,128 shares of Common Stock out of 787,500 shares previously registered have been issued with respect to such shares, which sum includes exercised, non-qualified stock options and granted restricted stock.

(2) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The computation is based upon the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on June 3, 2002 because the price at which stock and options to be granted in the future may be exercised is not currently determinable.

STATEMENT UNDER GENERAL INSTRUCTION E-REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of Registrant's Common Stock to be issued pursuant to the 2002 Stock Incentive Plan (f/k/a 1993 Stock Incentive Plan). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 33-82728) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to the General Instruction E of Form S-8.

Items 1-7, 9. Not required per Instruction E of Form S-8.

Item 8. Exhibits

  Exhibit Number         Name

        4 Amended and Restated 2002 Stock Incentive Plan (f/k/a 1993 Stock Incentive Plan)

        5                Opinion and Consent of Reed Smith LLP

     23.1                Consent of Ernst & Young LLP, Independent Auditors

     23.2                Consent of Reed Smith LLP is contained
                         in its opinion filed as Exhibit 5 hereto

       24                Power of Attorney (included on Page 2 of the
                         Registration Statement).

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hatboro, Pennsylvania, on June 5, 2002.

                                        PENN-AMERICA GROUP, INC.


                                        By:_______________________
                                        Garland P. Pezzuolo, Vice President,
                                            Secretary and General Counsel

         Each of the undersigned directors and officers of Penn-America Group, Inc. hereby severally constitutes and appoints Jon S. Saltzman and Garland P. Pezzuolo, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to the registration statement filed by Penn-America Group, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signatures                                   Title                                      Date
         /s/ Jon S. Saltzman              Chief Executive Officer, President and                 May 30, 2002
--------------------------------------    Director  (Principal Executive Officer)
           Jon S. Saltzman

         /s/ Irvin Saltzman               Chairman and Director                                  May 30, 2002
--------------------------------------
           Irvin Saltzman

         /s/ Robert A. Lear               Director                                               May 30, 2002
--------------------------------------
           Robert A. Lear

       /s/ E. Anthony Saltzman            Director                                               May 30, 2002
--------------------------------------
         E. Anthony Saltzman

       /s/ Jami Saltzman-Levy             Director                                               May 30, 2002
--------------------------------------
         Jami Saltzman-Levy

         /s/ Charles Ellman               Director                                               May 30, 2002
--------------------------------------
           Charles Ellman

         /s/ M. Moshe Porat               Director                                               May 30, 2002
--------------------------------------
           M. Moshe Porat

        /s/ Martin Sheffield              Director                                               May 30, 2002
--------------------------------------
          Martin Sheffield

           /s/ Paul Simon                 Director                                               May 30, 2002
--------------------------------------
             Paul Simon


                                  EXHIBIT INDEX

  Exhibit Number         Name

        4 Amended and Restated 2002 Stock Incentive Plan (f/k/a 1993 Stock Incentive Plan)

        5                Opinion and Consent of Reed Smith LLP

     23.1                Consent of Ernst & Young LLP, Independent Auditors

     23.2                Consent of Reed Smith LLP is contained
                         in its opinion filed as Exhibit 5 hereto

       24                Power of Attorney (included on Page 2 of the
                         Registration Statement).